Exhibit 99.5

Sandy Spring Bancorp

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IMPORTANT SPECIAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on October 18, 2017.

Vote by Internet

- Go to **www.envisionreports.com/SASR1**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND PROPOSAL 2.

	For	Against	Abstain
1. Approval of the issuance of shares of Sandy Spring Bancorp, Inc. common stock in connection with the merger of Touchdown Acquisition, Inc., a wholly owned subsidiary of Sandy Spring Bancorp, Inc., with and into WashingtonFirst Bankshares, Inc.	☐	☐	☐
2. Approval of the adjournment of the Sandy Spring Bancorp, Inc. special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Sandy Spring Bancorp, Inc. share issuance proposal.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — Sandy Spring Bancorp, Inc.
Proxy Solicited by the Board of Directors
Daniel J. Schrider and Ronald E. Kuykendall, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present at the Special Meeting of Shareholders of Sandy Spring Bancorp, Inc. to be held on October 18, 2017 at 9:00 a.m. or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted in accordance with the undersigned’s direction set forth herein. If no direction is made, this proxy will be voted (1) “FOR” the issuance of shares of Sandy Spring Bancorp, Inc. common stock in connection with the merger that is more specifically described in the accompanying joint proxy statement/prospectus and (2) “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Sandy Spring share issuance proposal.